SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Atlantic Tele-Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0728886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Derby Square

Salem, MA 01970

(978) 619-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Atlantic Tele-Network, Inc. 2005 Restricted Stock and Incentive Plan

(Full Title of the Plan)

Michael T. Prior

President and Chief Executive Officer

Atlantic Tele-Network, Inc.

10 Derby Square

Salem, MA 01970

(978) 619-1300

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Matthew J. Gardella

Edwards Angell Palmer & Dodge LLP

111 Huntington Ave.

Boston, Massachusetts 02199

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-125179) filed by Atlantic Tele-Network, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on May 24, 2005 relating to the registration of an aggregate of 625,000 shares (after giving effect to the Registrant’s March 31, 2006 five-for-two stock split) of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under the Registrant’s 2005 Restricted Stock and Incentive Plan (the “Plan”).  The Registrant hereby removes from registration 531,334 shares of Common Stock registered under the Registration Statement that remain unissued as of the date hereof.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, Commonwealth of Massachusetts, on this 15th day of May, 2008.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
President and Chief Executive Officer

2

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Atlantic Tele-Network, Inc., hereby severally constitute and appoint Michael T. Prior and Justin D. Benincasa and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Atlantic Tele-Network, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Prior	President, Chief Executive Officer and	May 15, 2008
Michael T. Prior	Director (Principal Executive Officer)

/s/ Justin D. Benincasa	Chief Financial Officer and Treasurer	May 15, 2008
Justin D. Benincasa	(Principal Financial and Accounting
Officer)

/s/ Cornelius B. Prior, Jr.	Director	May 15, 2008
Cornelius B. Prior, Jr.

/s/ Charles J. Roesslein	Director	May 15, 2008
Charles J. Roesslein

/s/ Henry U. Wheatley	Director	May 15, 2008
Henry U. Wheatley

/s/ Martin L. Budd	Director	May 15, 2008
Martin L. Budd

/s/ Brian A. Schuchman	Director	May 15, 2008
Brian A. Schuchman

/s/ Thomas V. Cunningham	Director	May 15, 2008
Thomas V. Cunningham